Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors International Steel Group Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-111868) on Form S-8 of International Steel Group Inc. and in the registration statement (No. 333-121220) on Form F-4 of Mittal Steel Company N.V. of our reports dated March 15, 2005, with respect to the consolidated balance sheets of International Steel Group Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2004, and the period from inception, February 22, 2002, through December 31, 2002 and the related financial statement schedule, which report refers to a change to the last-in, first-out method of valuing inventories; and with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004. Such reports appear in the December 31, 2004, annual report on Form 10-K of International Steel Group Inc.

/s/ KPMG LLP

Cleveland, Ohio
March 21, 2005

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